EXHIBIT 99.2

                       UNION PACIFIC RESOURCES GROUP INC.
      CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
          For the Three Months Ended March 31, 2000 and 1999 (Millions,
                            except per share amounts)
                                   (Unaudited)



                                                                              Three Months Ended March 31,
                                                                              ----------------------------
                                                                                  2000            1999
                                                                              -----------      -----------
Operating revenues:
    Exploration and production ...........................................     $    479.8      $    319.0
    Other oil and gas revenues ...........................................            5.0            63.9
                                                                               ----------      ----------
          Total oil and gas operations ...................................          484.8           382.9
    Minerals .............................................................           37.5            32.2
                                                                               ----------      ----------
          Total operating revenues .......................................          522.3           415.1
                                                                               ----------      ----------

Operating expenses:
    Production ...........................................................          107.9            90.5
    Exploration ..........................................................           30.3            51.6
    Minerals .............................................................            0.6             0.4
    Depreciation, depletion and amortization .............................          176.2           183.2
    General and administrative ...........................................           18.8            15.6
    Restructuring charge .................................................             --            14.5
                                                                               ----------      ----------
               Total operating expenses ..................................          333.8           355.8
                                                                               ----------      ----------

Operating income .........................................................          188.5            59.3
Other income (expense) - net .............................................          (14.8)           11.4
Interest expense .........................................................          (48.9)          (64.3)
                                                                               ----------      ----------
Income from continuing operations before income taxes ....................          124.8             6.4
Income tax benefit (expense) .............................................          (32.1)           35.9
                                                                               ----------      ----------
Income from continuing operations ........................................           92.7            42.3

Discontinued operations:
    Loss from discontinued operations - net of tax .......................             --           (23.8)
    Gain on sale of discontinued operations - net of tax .................             --           157.0
                                                                               ----------      ----------
    Total income from discontinued operations ............................             --           133.2
Extraordinary gain from early extinguishment of debt - net of tax (Note 5)            2.9              --
                                                                               ----------      ----------

Net income ...............................................................     $     95.6      $    175.5
                                                                               ==========      ==========

Comprehensive income - net of tax:
    Foreign currency translation adjustments .............................           (2.1)          (35.3)
                                                                               ----------      ----------
Comprehensive income .....................................................     $     93.5      $    140.2
                                                                               ==========      ==========
Earnings per share - basic and diluted:
    Continuing operations ................................................     $     0.37      $     0.17
    Discontinued operations ..............................................             --            0.54
    Extraordinary item ...................................................           0.01              --
                                                                               ----------      ----------
    Total ................................................................     $     0.38      $     0.71
Weighted average shares outstanding - basic ..............................          249.3           248.6
Weighted average shares outstanding - diluted ............................          249.4           248.7
Cash dividends per share .................................................     $     0.05      $     0.05

  See the notes to the condensed consolidated financial statements (unaudited).

                       UNION PACIFIC RESOURCES GROUP INC.

        CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION At March
                         31, 2000 and December 31, 1999
                              (Millions of dollars)


                                                                   March 31,           December 31,
                                                                     2000                 1999
                                                                  ----------           ----------
                                                                 (Unaudited)
ASSETS
Current assets:
    Cash and temporary investments .....................          $     65.6           $    123.7
    Accounts receivable - net ..........................               326.7                304.4
    Inventories ........................................                53.3                 54.7
    Other current assets ...............................                24.5                 13.1
                                                                  ----------           ----------
          Total current assets .........................               470.1                495.9
                                                                  ----------           ----------

Properties (successful efforts method):
    Cost ...............................................            11,084.3             11,006.6
    Accumulated depreciation, depletion and amortization            (5,670.8)            (5,535.6)
                                                                  ----------           ----------
          Total properties - net .......................             5,413.5              5,471.0

Intangible and other assets ............................               175.9                180.0
                                                                  ----------           ----------

Total assets ...........................................          $  6,059.5           $  6,146.9
                                                                  ==========           ==========




















  See the notes to the condensed consolidated financial statements (unaudited).

                       UNION PACIFIC RESOURCES GROUP INC.

        CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION At March
                         31, 2000 and December 31, 1999
                              (Millions of dollars)



                                                                        March 31,           December 31,
                                                                          2000                   1999
                                                                     -------------           -------------
                                                                      (Unaudited)

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Accounts payable .....................................          $       279.7           $       285.0
     Accrued taxes payable ................................                   96.2                    68.6
     Short-term debt ......................................                    2.3                     2.3
     Other current liabilities ............................                  171.4                   185.8
                                                                     -------------           -------------
          Total current liabilities .......................                  549.6                   541.7
                                                                     -------------           -------------

Long-term debt (Note 5) ...................................                2,606.1                 2,797.3
Deferred income taxes .....................................                1,334.8                 1,326.8
Other long-term liabilities ...............................                  548.5                   543.6
Shareholders' equity:
     Common stock, no par value;
       Authorized -- 400,000,000
       Issued and outstanding-- 251,952,336 and 251,951,140                     --                      --
     Paid-in surplus ......................................                  996.4                   998.8
     Treasury stock, at cost:
         Shares--4,277,293 and 4,276,989 ..................                  (91.8)                  (91.8)
     Retained earnings ....................................                  268.5                   185.3
     Unearned employee stock ownership plan ...............                  (75.8)                  (79.5)
     Unearned compensation ................................                   (1.9)                   (2.5)
     Accumulated other comprehensive income:
         Deferred foreign exchange adjustment .............                  (64.0)                  (61.9)
         Minimum pension contra equity ....................                  (10.9)                  (10.9)
                                                                     -------------           -------------
          Total accumulated other comprehensive income ....                  (74.9)                  (72.8)
                                                                     -------------           -------------

               Total shareholders' equity .................                1,020.5                   937.5
                                                                     -------------           -------------

Total liabilities and shareholders' equity ................          $     6,059.5           $     6,146.9
                                                                     =============           =============






  See the notes to the condensed consolidated financial statements (unaudited).

                       UNION PACIFIC RESOURCES GROUP INC.

          CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS For the Three
                      Months Ended March 31, 2000 and 1999
                              (Millions of dollars)
                                   (Unaudited)



                                                                    Three Months Ended March 31,

                                                                       2000            1999
                                                                  ------------     ------------
Cash provided by operations:
    Net income ..........................................          $       95.6     $      175.5
         Less income from discontinued operations .......                    --           (133.2)
         Less gain on extinguishment of debt - net of tax                  (2.9)              --
                                                                   ------------     ------------
    Income from continuing operations ...................                  92.7             42.3
    Non-cash charges to income:
       Depreciation, depletion and amortization .........                 176.2            183.2
       Deferred income taxes ............................                   5.4            (21.3)
       Other non-cash charges - net .....................                  45.6              6.9
    Changes in current assets and liabilities ...........                  (5.4)            10.6
                                                                   ------------     ------------
          Cash provided by operations ...................                 314.5            221.7
                                                                   ------------     ------------

Investing activities:
    Capital and exploratory expenditures ................                (155.2)          (110.8)
    Proceeds from sales of assets .......................                   5.3            200.2
    Proceeds from sale of discontinued operations .......                    --          1,359.1
    Cash used by discontinued operations ................                  (2.6)          (169.5)
                                                                   ------------     ------------
          Cash provided (used) by investing activities ..                (152.5)         1,279.0
                                                                   ------------     ------------

Financing activities:
    Dividends paid ......................................                 (12.4)           (12.4)
    Repayment of debt ...................................                (190.2)        (1,472.9)
    Other financing - net ...............................                 (17.5)           147.1
                                                                   ------------     ------------
          Cash used by financing activities .............                (220.1)        (1,338.2)
                                                                   ------------     ------------

Net change in cash and temporary investments ............                 (58.1)           162.5
Cash at beginning of period .............................                 123.7              8.8
                                                                   ------------     ------------
Cash at end of period ...................................          $       65.6     $      171.3
                                                                   ============     ============








  See the notes to the condensed consolidated financial statements (unaudited).

                       UNION PACIFIC RESOURCES GROUP INC.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

1.   RESPONSIBILITIES FOR FINANCIAL STATEMENTS

     The Condensed Consolidated Financial Statements of Union Pacific Resources Group Inc. and subsidiaries ("UPR" or the "Company") have been prepared by management, are unaudited and reflect all adjustments (including normal recurring adjustments) that are, in the opinion of management, necessary for a fair presentation of the financial position and operating results of the Company for the interim periods. However, these condensed statements do not include all of the information and footnotes required by generally accepted accounting principles to be included in a full set of financial statements. The report of Arthur Andersen LLP commenting on their review accompanies the Condensed Consolidated Financial Statements and is included in Part I, Item 1, in this report. The Condensed Consolidated Statement of Financial Position at December 31, 1999 is derived from audited financial statements. The Condensed Consolidated Financial Statements should be read in conjunction with the consolidated financial statements and notes thereto contained in the Company's Annual Report on Form 10-K for the year ended December 31, 1999. The results of operations for the three months ended March 31, 2000 are not necessarily indicative of the results for the full year ending December 31, 2000.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for each reporting period. Management believes its estimates and assumptions are reasonable; however, such estimates and assumptions are also subject to a number of risks and uncertainties which may cause actual results to differ materially.

2.   BUSINESS SEGMENT INFORMATION

                                                                                  Three Months Ended March 31,
                                                                                 -------------------------------
                                                                                   2000                  1999
                                                                                 ----------           ----------
                                                                                     (Millions of dollars)
Revenues:

    Exploration and production ........................................          $    484.8           $    382.9
    Minerals ..........................................................                37.5                 32.2
                                                                                 ----------           ----------
     Total ............................................................          $    522.3           $    415.1
                                                                                 ==========           ==========

Operating income:
    Exploration and production ........................................          $    172.0           $     59.1
    Minerals ..........................................................                37.0                 31.8
    Corporate (a) .....................................................               (20.5)               (31.6)
                                                                                 ----------           ----------
           Total ......................................................          $    188.5           $     59.3
                                                                                 ==========           ==========





                                                                                 At March 31,        At December 31,
                                                                                     2000                 1999
                                                                                 ------------          ------------
                                                                                       (Millions of dollars)
Fixed assets (net of accumulated DD&A):
  Exploration and production ..........................................          $    5,317.1          $    5,367.4
  Minerals ............................................................                   7.4                   7.4
  Corporate ...........................................................                  89.0                  96.2
                                                                                 ------------          ------------
Total .................................................................          $    5,413.5          $    5,471.0
                                                                                 ============          ============

(a) Operating income for the Corporate segment consists of general and administrative expense and DD&A expense on Corporate fixed assets, and in 1999 includes $14.5 million related to a restructuring charge.

3.   NORCEN SUMMARIZED FINANCIAL INFORMATION

     In March 1998, the Company and Union Pacific Resources Inc. ("UPRI"), an Alberta corporation and a wholly-owned subsidiary of the Company, acquired Norcen Energy Resources Limited ("Norcen") for $2.6 billion (the "Norcen Acquisition"). In 1998, as a result of the Norcen Acquisition, UPRI assumed and unconditionally guaranteed the public debt obligations of Norcen. The following table presents summarized financial information for UPRI (as successor to Norcen) as of and for the three months ended March 31, 2000 and March 31, 1999. This summarized financial information is being provided pursuant to Section G of Topic 1 of Staff Accounting Bulletin No. 53 - "Financial Statement Requirements in Filings Involving the Guarantee of Securities by a Parent." The Company will continue to provide such summarized financial information for UPRI for as long as the debt securities remain outstanding and guaranteed by UPRI.

                                                                                 Three Months Ended March 31, 1999
                                                                                 ----------------------------------
                                                                                       (Millions of dollars)
Summarized Statement of Income Information:
  Operating revenues ..................................................          $      110.6          $      121.1
  Operating income ....................................................                  31.8                  50.6
  Net income ..........................................................                   4.5                  58.9


                                                                               At March 31, 2000      At December 31, 1999
                                                                              --------------------     ---------------------

Summarized Statement of Financial Position Information:
  Current assets ......................................................          $       40.9          $       40.5
  Non-current assets ..................................................               1,760.6               1,844.8
  Current liabilities .................................................                  96.6                  83.9
  Non-current liabilities and equity ..................................               1,704.9               1,801.4


4.   COMMITMENTS AND CONTINGENCIES

          The Company is subject to federal, state, provincial and local environmental laws and regulations and currently is participating in the investigation and remediation of a number of sites. Where the remediation costs can reasonably be determined, and where such remediation is probable, the Company has recorded a liability. The Company does not expect future environmental obligations to have a material impact on the consolidated results of operations, financial condition or cash flows of the Company.

          In connection with the disposition of significant plant, pipeline, refining and producing property assets, the Company has made certain representations and warranties related to the assets sold (covering, among other matters, the condition and capabilities of certain assets and compliance with environmental and other lawsuits) and provided certain indemnities with respect to liabilities associated with such assets. The Company has been advised of possible claims which may be asserted by the purchasers of certain disposed assets for alleged breaches of representations and warranties under certain indemnities. Certain claims related to compliance with environmental laws remain pending. In addition, as some of the representations, warranties and indemnities related to some of the disposed assets have not expired, further claims may be made against the Company. While no assurance can be given as to the ultimate outcome of these claims, the Company does not expect these matters to have a material adverse effect on its consolidated results of operations, financial condition or cash flows.

          The Company is a defendant in a number of lawsuits and is involved in governmental proceedings arising in the ordinary course of business, including but not limited to, royalty claims, contract claims and environmental claims. The Company has also been named as a defendant in various personal injury claims, including numerous claims by employees of third party contractors alleging exposure to asbestos and asbestos containing materials while working at the Corpus Christi refinery, which the Company sold in segments in 1987 and 1989. The Company also has entered into commitments and provided guarantees for specific financial and contractual obligations of its subsidiaries and affiliates. While the Company's management cannot predict the outcome of any litigation and other proceedings, the Company does not expect these lawsuits, commitments or guarantees to have a material adverse effect on the consolidated results of operations, financial condition or cash flows of the Company.

5.   DEBT

          During the first quarter 2000, the Company purchased on the open market and retired long-term debt with a face value of $100.0 million at a discount prior to maturity. The retirement of long-term debt due to the repurchases resulted in an extraordinary gain of $2.9 million, net of $1.5 million of tax. The gain on the retirement was classified as a gain from an extraordinary item on the Condensed Consolidated Statement of Income. Additionally, during the first quarter 2000, the Company repaid $90.4 million of Bankers' Acceptances.

6.   SUBSEQUENT EVENTS

          On April 2, 2000, UPR, Anadarko Petroleum Corporation, a Delaware corporation ("Anadarko"), and Dakota Merger Corp., a Utah corporation and wholly-owned subsidiary of Anadarko ("Subcorp"), entered into an Agreement and Plan of Merger, dated as of April 2, 2000 (the "Merger Agreement"), pursuant to which Subcorp will merge with and into UPR, and UPR will become a wholly-owned subsidiary of Anadarko. Under the Merger Agreement UPR shareholders will receive 0.4550 Anadarko common shares for each UPR common share. The merger transaction between UPR and Subcorp is subject to regulatory approval, as well as approval by both the UPR and Anadarko shareholders.

          In connection with the execution of the Merger Agreement, UPR and Anadarko entered into a Stock Option Agreement, dated as of April 2, 2000 (the "UPR Stock Option Agreement"), pursuant to which UPR granted Anadarko an option, exercisable under certain circumstances specified in the UPR Stock Option Agreement, to purchase up to 50,138,515 shares of UPR Common Stock (approximately 19.9% of the outstanding shares of UPR Common Stock, without giving effect to the exercise of the option) at the purchase price stated in the UPR Stock Option Agreement.

          In connection with the execution of the Merger Agreement, Anadarko and UPR also entered into a Stock Option Agreement, dated as of April 2, 2000 (the "Anadarko Stock Option Agreement"), pursuant to which Anadarko granted UPR an option, exercisable under certain circumstances specified in the Anadarko Stock Option Agreement, to purchase up to 25,886,726 shares of common stock, par value $0.10 per share, of Anadarko (approximately 19.9% of the outstanding Anadarko common stock, without giving effect to the exercise of the option) at the purchase price stated in the Anadarko Stock Option Agreement.

          In connection with the Merger Agreement, effective as of April 2, 2000, UPR and Harris Trust and Savings Bank, as Rights Agent, amended the Amended and Restated Rights Agreement, dated as of December 1, 1998, between UPR and the Rights Agent (the "Rights Agreement"), providing that each of Anadarko, Subcorp, and their affiliates shall not be deemed an "Acquiring Person" as defined in the Rights Agreement with respect to, and that no "Stock Acquisition Date", "Distribution Date", or "Triggering Event" will occur as a result of the execution of the Merger Agreement, the execution of the UPR Stock Option Agreement, the consummation of the transactions contemplated by the Merger Agreement, including, without limitation, the merger, the acquisition of beneficial ownership or transfer of Common Stock pursuant to the UPR Stock Option Agreement, or the announcement of any of the foregoing transactions, and that the Rights Agreement will expire immediately prior to the Effective Time of the Merger (as defined in the Merger Agreement).

          A supplier of coal to Black Butte Coal Company and R-K Leasing Company ("Black Butte") has been assessed by the Minerals Management Service of the United States Department of the Interior for underpayment of royalties and by the State of Montana Department of Revenue for underpayment of production taxes related to coal previously sold to Black Butte. The supplier contested these claims. In 1998, the Courts ruled in favor of the State of Montana. The supplier appealed to the Montana State Supreme Court. On May 9, 2000, the Montana State Supreme Court reversed the decision by the Montana Thirteenth Judicial District Court, which had affirmed the assessment made by the State Tax Appeal Board against the Supplier, and dismissed the assessment. The State of Montana has ten days to request a rehearing by the Montana Supreme Court. Through the first quarter of 2000, the Company had recorded $15.4 million as its proportionate share of the Montana Department of Revenue assessment related to coal production taxes. Status involving the Minerals Management Service assessment has not changed.

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors and Shareholders of Union Pacific Resources Group Inc.


We have reviewed the accompanying condensed consolidated statement of financial position of Union Pacific Resources Group Inc. (a Utah corporation) and subsidiaries as of March 31, 2000, and the related condensed consolidated statements of income and comprehensive income and the condensed consolidated statements of cash flows for the three month periods ended March 31, 2000 and 1999. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and of making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States.

We have previously audited, in accordance with auditing standards generally accepted in the United States, the statement of financial position of Union Pacific Resources Group Inc. as of December 31, 1999, and, in our report dated March 3, 2000, we expressed an unqualified opinion on that statement. In our opinion, the information set forth in the accompanying condensed consolidated statement of financial position as of December 31, 1999, is fairly stated, in all material respects, in relation to the balance sheet from which it has been derived.




ARTHUR ANDERSEN LLP
Fort Worth, Texas

April 26, 2000